GLOBAL INVESTORS GUIDE
                  MEMBERS OF MANAGEMENT AND BOARD OF DIRECTORS
                    PRIOR TO MARCH 11, 1999 ACQUISITION DATE


Board of Directors
Name                                                       Title
Jeff Phillips                                              Chairman of Board



Management
Name                                                       Title
Jeff Phillips                                              President

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